SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):
                      February 18, 2005

                         FLYi, Inc.
     (Exact Name of Registrant as Specified in Charter)

   Delaware                 0-21976                13-3621051

 State or Other          Commission File          IRS Employer
Jurisdiction of              Number            Identification No.
 Incorporation


   45200 Business Court, Dulles, VA                  20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
                      (703)650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last
                           Report)

Introductory Note

On February 22, 2005, FLYi, Inc. (NASDAQ/NM: FLYI), parent of low-fare airline Independence Air, issued a press release stating that on February 18, 2005 it successfully completed a consensual restructuring of certain of its financial obligations and filed a Form 8-K to describe certain aspects of the restructuring. This Form 8-K is filed to provide information under Items 1.01, 2.03, 3.02 and 8.01 with respect to the restructuring. FLYi, Inc. and its subsidiaries are collectively sometimes referred to herein as the "Company".

This filing on Form 8-K contains forward-looking statements and is made as of February 25, 2005, and the Company undertakes no obligation to update its disclosures, whether as a result of developments in its efforts, or as a result of any other new information, future events, changed expectations or otherwise, prior to its next required filing with the Securities and Exchange Commission. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in such forward-looking statements. Such risks and uncertainties include, among others: the ability of the Company to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the Company's new service, and the response of competitors with respect to service levels and fares in markets served by the Company; the ability to expand the Company's customer base through third party distribution services; the ability to successfully and timely complete the acquisition of its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the effects of high fuel prices on the Company; the ongoing deterioration in the industry's revenue environment; and general economic and industry conditions; and other risk factors that are more fully disclosed under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2003, its Quarterly Report Form 10-Q for the period ended September 30, 2004 and in subsequently filed Forms 8-K.

Item 1.01 Entry into a Material Definitive Agreement

A.   Lease Termination Agreements

The Company has entered into a series of agreements with GE Commercial Aviation Services, Inc. and certain of its affiliates ("GECAS") as owner participant under leveraged leases relating to 24 50-seat Canadair Regional jets ("CRJs"), and with the various parties as loan participant under those leveraged leases, providing for the early termination of the leases. As previously disclosed in a Form 8-K filed on January 11, 2005, the Company entered into an agreement relating to 10 such aircraft on January 7, 2005, and on February 18, 2005 the Company entered into agreements relating to an additional 14 such aircraft.
Those agreements provide for the amendment of the leases to shorten the term of the leases such that they expire between February 2005 and July 2005. The agreements also reduce the rent prior to the date of the lease expiration to the amount of accrued interest on the underlying leveraged lease loan. Under the agreements the Company will be required to meet certain amended return conditions and to deliver the aircraft by agreed dates, but upon satisfaction of these obligations will have no further rent obligations with respect to periods after the amended lease expiration dates with respect to these aircraft. The termination of the 24 leases will result in an accounting charge now estimated at $7.5 million to be taken as the leases are terminated to reverse accruals for prepaid rents net of deferred credits for these aircraft. This estimate is an update to the $9.0 million estimated in the Company's 8-K filing of January 11, 2005.

B.   Milestone Contingent Lease Termination Agreement

On February 18, 2005, the Company has also entered into an agreement with GECAS that establishes certain financial milestones applicable to the previous three month period ending on the eight calendar monthly periods June, September, October, November and December 2005 and January,
February and March 2006 (Milestone Months). The financial milestones consist of tests for (1) the Company's unrestricted cash balance and (2) its earnings before interest, taxes, depreciation, amortization, wage or other non-cash expense associated with the expensing of stock options, and aircraft rents as a percentage of passenger revenues. Should the Company fail to satisfy the tests for a Milestone Month, or fail to provide the information necessary for the measurement of the milestones, GECAS will have the option, exercisable within ninety days following the delivery of the financial statements for such Milestone
Month, to terminate the lease for one additional CRJ aircraft for each Milestone Month, up to a maximum of eight
CRJ aircraft. The terms of the termination of the leases would be similar to those for the 24 aircraft to be early terminated as described above.

C.   Term Loan and Related Pledge Agreements

On February 18, 2005, the Company's subsidiary Independence Air entered into a term loan agreement with GECAS, for $16.17 million and borrowed the full amount available under the term loan. The term loan is guaranteed by the Company. The loan bears interest at a spread over three month LIBOR based on an agreed market rate, and is payable in 60 monthly installments ranging from approximately 1.4% of principal to approximately 2.0% of principal, with a final maturity on February 18, 2010. Independence Air is not permitted to voluntarily prepay the loan for three years and may do so thereafter only if it provides a letter of credit or other acceptable security in an amount equal to the payments that are being deferred under leases of 13 CRJ aircraft. The loan is secured by Independence Air's 11 CRJ spare engines and its CRJ spare parts. The loan agreement also provides that the sum of the outstanding amounts of the loan and lease deferral amounts may not exceed specified percentages of the appraised values of the collateral. If these percentages are exceeded, Independence Air is required to make a partial prepayment on the loans or provide additional collateral to restore compliance. Subject to these requirements, Independence Air is permitted to dispose of collateral to the extent they become surplus to normal operations.

In connection with the term loan, on February 18, 2005, Independence Air also provided GECAS and its affiliates who are owner participants under leverage leases with liens on the CRJ engines and CRJ spare parts collateral as security for all of its existing and future obligations to GECAS under 13 CRJ aircraft leases as to which lease payments are being deferred and for its obligations regarding certain other CRJ aircraft leased by GECC affiliates which are being early terminated. These liens are subordinated to the liens securing the term loan. The collateral documents for the subordinated liens provide for a release of this collateral in the absence of events of default at the final maturity of the term loan or the earlier voluntary prepayment of the term loan and the provision of acceptable security in an amount equal to the lease deferral amounts, including reductions in collateral as such amount declines over time. The maximum amount of the lease deferral obligations outstanding during this period is estimated to be approximately $22.8 million. The Company has guaranteed the payment and performance of Independence Air's obligations under the subordinated lien documents.

D.   British Aerospace Agreement

The information set forth below in paragraph B.1 under Item
8.01 is incorporated herein by reference.


Item 2.03.     Creation of a Direct Financial Obligation.

The information set forth above in paragraph C under Item
1.01 and the information set forth below in paragraph B.1 under Item 8.01 is incorporated herein by reference.


Item 3.02 Unregistered Sales of Equity Securities.

In exchange for concessions from aircraft financing parties, the Company agreed to issue a total of 8,284,127 additional shares of FLYi common stock, $0.02 par value, either directly or under convertible non-interest bearing notes.

The Company entered into agreements to issue 2,165,000 of these shares on February 18, 2005. The shares of common stock are to be issued to certain aircraft lessors and lenders as partial consideration for their agreeing to participate in the restructuring of the terms of their respective aircraft loans or leases through certain of the transactions described above in paragraph A under Item 1.01 and below in paragraph A and C under Item 8.01. The number of shares of common stock issued to each lessor or lender was determined through arms-length negotiations, and no separate valuation was assigned to the issuance of the shares. None of the shares of common stock were issued in exchange for cash. The shares were issued in privately negotiated transactions in reliance upon the exemption from registration provided under Section 4(2) of the Securities
Act of 1933.

In addition, the Company agreed to issue 6,119,127 shares of common stock pursuant to non-interest bearing notes. The Company entered into agreements to issue the non-interest bearing convertible notes with respect to all but approximately 321,000 of the shares on February 18, 2005.
The non-interest bearing convertible notes are to be issued to aircraft lessors and lenders and an aircraft manufacturer as partial consideration for their agreeing to participate in the transactions described below in paragraphs B and C under Item 8.01. The number of shares of common stock issuable under each of the arrangements was determined through arms-length negotiations, and was determined separately from negotiations over the face amount of the non-interest bearing convertible notes. None of the non-interest bearing convertible notes was issued in exchange for cash. With respect to all but approximately 1,821,000 of the shares, the convertible notes reflect a conversion price of $5 per share, and the effective conversion price for the remainder of the shares issuable under the convertible notes is higher than $5 per share. The non-interest bearing notes are convertible by the holder at any time and by the Company at maturity and upon certain corporate transactions. The non-interest bearing convertible notes mature on January 1, 2015 with respect to 3,688,581 of the shares, and on April 1, 2006 with respect to 2,430,546 of the shares. The non-interest bearing convertible notes were issued in privately negotiated transactions in reliance upon the exemptions from registration provided under Section 4(2) and Rule 144A of the Securities Act of 1933, and the shares issuable upon conversion of the non-interest bearing convertible notes will be issued in reliance upon the exemption provided under
Section 3(a)(9) of the Securities Act of 1933.

The Company has committed to file by May 16, 2005 a registration statement covering resales of the shares of common stock issuable in the foregoing transactions, and to use its reasonable best efforts to have the registration statement declared and remain effective until February 19, 2007, subject to certain exceptions.


Item 8.01 Other Events

A.   Agreements with CRJ Lenders and Lessors

For a total of 52 CRJ aircraft that are financed through leveraged leases or through mortgage loan financings, the Company has amended the operative lease or loan agreements as of February 18, 2005 to revise the rental and loan payment structure from semi-annual payments to monthly payments and to defer approximately $70 million of the rent or loan payments that would have been due between January
2005 and February 2007. The interest portion of the payments will be repaid monthly beginning January 1, 2005, and the principal portion of the deferred rent and loan payments will be repaid on a monthly basis beginning in May
2006.

B.   Jetstream 41 Turboprop Aircraft

The Company has entered into a series of agreements for the consensual early termination of leases for 21 of the 30 Jetstream 41 ("J41") turboprop aircraft that were previously retired from the Company's operating fleet and are not currently used in Independence Air operations. The agreements are with the lessors of those aircraft, with the lenders in the leveraged leases covering three of the aircraft, and with the manufacturer that provided certain residual support in connection with the leases.

     1.   Agreement with BAE Systems

BAE Systems (Operations), Limited and its affiliates ("BAE"), the manufacturer of the J41 aircraft, had provided certain residual value support to the lessors of 10 of the J41 aircraft that are subject to early termination agreements. The Company entered into an agreement with BAE on February 18, 2005 to resolve certain issues relating to BAE and to the lessors as a result of the early termination of the leases, and to resolve any claims which BAE may have against the Company resulting from those agreements. BAE agreed to accept the applicability of its support agreements to the lessors upon the early termination of the leases, and agreed that it would not pursue further claims against the Company relating to those agreements. The Company agreed to provide various consideration to BAE, including a cash payment of $2 million, and the issuance of a promissory note of $3.5 million bearing interest at 6.75% payable monthly and with principal repaid between June 2006 and June 2007, with $3 million in principal repaid in 2006 and the balance in 2007. The Company also agreed to issue one of the non-interest bearing promissory notes described above under Item
3.02 in the total amount of $5 million, convertible into 1 million shares of the Company's stock, and agreed to turn over all of its remaining J41 spare engines, parts and tooling to BAE. The Company also agreed that should BAE elect to settle any of its residual value agreements by purchasing the aircraft from the lessors, the Company would relinquish its claim to any refund of the security deposits for all of the aircraft applicable to the purchased aircraft. The amount of the deposits is further described below.

     2.   Agreement with J41 Lenders and Lessors

The agreements with the lessors of the J41 aircraft provide for the early termination of the leases, the return of the aircraft to the lessors, and the elimination of future rent obligations. These agreements were entered into as of February 18, 2005 for 17 aircraft and as of January 14, 2005 for 4 aircraft. These lease terminations are expected to reduce the Company's net payments during the period from January 2005 through February 2007 by $13.5 million. The Company will be responsible for certain return obligations with respect to these aircraft, but upon satisfaction of these obligations will have no further rent obligations with respect to these aircraft. The Company has posted, at the time the leases were initially agreed, a total of $3.71 million in security deposits applicable to the J41 aircraft that are subject to these agreements. The Company has permanently relinquished its claim to $2.16 million of these deposits and conditionally relinquished its claim to the remainder of these deposits, and does not anticipate the return of any of these deposits. The Company previously recorded an early retirement charge for the J41 aircraft as they were removed from operation. The early retirement charge for these aircraft will be reversed as the actual costs of the lease terminations are recorded.

The Company agreed to provide consideration to the counterparties of these agreements including cash payments totaling approximately $3,451,000 and the issuance of promissory notes totaling approximately $2.6 million bearing interest at 6.75% payable monthly and with equal payments of principal and interest monthly from February 2007 through June 2010. The Company also agreed to issue non-interest bearing convertible notes described above under Item 3.02 in the total amount of $20,952,113, convertible into 3,559,586 shares of the Company's stock. The Company also agreed to various terms with respect to the redelivery of the aircraft and to the condition of the aircraft upon return.

In addition to the 21 J41s that were the subject of these agreements, the Company has possession of 9 other J41s and has not resolved its obligations with respect to these aircraft. Of these, 7 J41s are financed by its Enhanced Equipment Trust Certificate securitizations and were not subject to negotiations or restructuring agreements between the Company and its creditors, 1 is leased by a party that declined to participate in the restructuring, and 1 is owned by the Company and is being offered for sale.

C.   328Jet Aircraft

The Company had previously disclosed that, as a result of its Delta Connection agreement being terminated without cause, it had the right to assign to Delta Air Lines, Inc. ("Delta") leases for 30 Fairchild Dornier 328 regional jet (328Jet) aircraft formerly used in Delta Connection operations and to require Delta to assume the leases. In its prior disclosure, the Company indicated that it would continue to be liable for future obligations under the leases in the event that Delta at any time did not fulfill those obligations. The Company is currently in the process of delivering these aircraft to Delta in connection with the assignment and assumption of the lease obligations. As part of its restructuring effort, the Company has secured commitments from lenders in the leveraged leases of these aircraft that, upon Delta's assumption of the 328Jet leases, the lenders will effectively release the Company from future obligations to them under the 328Jet leases. While the owner participant in the leveraged leases, a bankrupt entity that is in default of its obligations to the lenders and the Company, has not committed to a release of the Company, the lenders, which have an assignment of the owner participant's interest in the leases and have a priority of payment superior to that of the owner participant, have committed that they will not assert any claims against the Company with respect to events occurring after assumption by Delta and have agreed that, if the Company is required to make any payments under the leases and the lenders receive any portion of such payments, they will return those payments to the Company. In consideration for this arrangement, the Company committed to issue non-interest bearing promissory notes (with a one-year maturity from the date of Delta's lease assumption) in the total amount of $30 million, convertible into 1.5 million shares of the Company's stock at the option of the Company prior to the maturity of the notes. The Company obtained rent deferrals similar to those reached on its CRJ fleet for the remaining two leased 328Jets that are not being assigned to Delta.



SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FLYi, Inc.



Date:  February 25, 2005           By:  /S/ David W. Asai
                                   David W. Asai
                                   Vice President, Controller
                                   and Chief Accounting Officer